                                                                    Exhibit 99.8

                         [Letterhead of Pulaski Bank]



Dear Subscriber:

Thank you for subscribing for shares of Pulaski Financial Corp. and for your patience as we have worked to complete our conversion in the midst of the recent stock market turmoil. When we made our decision to convert from the mutual holding company form in January of this year, we could not foresee the dramatic market changes that occurred this summer and fall.

As you are probably aware, upon completion of the Subscription Offering and the Direct Community Offering we did not receive sufficient subscriptions to close the offering at the minimum of the offering range. After a review of market conditions and the results of our initial offering, we determined to proceed
with the conversion.   We believe that the fundamental reasons for the
conversion have not changed. As we described in our prospectus, the advantages of the conversion are: (1) the stock holding company form of organization provides greater flexibility to acquire other financial institutions and diversify operations, (2) the offering will provide a larger capital base to support the growth of Pulaski Bank, and (3) the larger number of shares outstanding should permit a more active market for our stock.

In accordance with Pulaski Bank=s Plan of Conversion, our independent appraiser updated its appraisal of the pro forma market value of Pulaski Bank. This updated appraisal reflects a decrease in the offering range from 4,080,000 to 5,520,000 shares to 1,870,000 to 2,530,000 shares. The purchase price remains at $10.00 per share. The reduction in the offering range reflects the current condition of the stock market, not any material change in Pulaski Bank=s earnings or operations. Information regarding the updated appraisal and its effect on the anticipated pro forma book value and capitalization of Pulaski Financial Corp. and Pulaski Bank as well as on the revised dividend policy of Pulaski Financial Corp. is set forth in the enclosed Prospectus Supplement.

In view of this change, we are giving persons who subscribed for common stock the opportunity to maintain their orders as originally submitted, or to increase, decrease or cancel their orders. IF YOU WISH EITHER TO MAINTAIN OR CHANGE YOUR ORDER, YOU MUST SIGN AND RETURN THE ENCLOSED SUPPLEMENTAL ORDER FORM SO THAT WE RECEIVE IT NO LATER THAN 12:00 NOON, CENTRAL TIME, ON ___________, 1998. FAILURE TO RETURN THE SUPPLEMENTAL ORDER FORM WILL RESULT IN THE AUTOMATIC CANCELLATION OF YOUR ORIGINAL ORDER AND EITHER (1) THE PROMPT RETURN OF YOUR FUNDS WITH INTEREST OR (2) TERMINATION OF YOUR WITHDRAWAL AUTHORIZATION. As indicated above, a Prospectus Supplement, including revised pro forma data, is enclosed. You should read this material carefully before determining whether to maintain or change your existing order.

We look forward to the completion of our conversion and having you as a stockholder of Pulaski Financial Corp. If you have any questions concerning the procedure to be followed in completing your supplemental order form, please call us at (314) 878-5200. The Board of Directors and Management of Pulaski Bank and Pulaski Financial Corp. appreciate your subscription and thank you for your continued support.

Sincerely,



William A. Donius
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                     IMPORTANT - IMMEDIATE ACTION REQUIRED
                            PULASKI FINANCIAL CORP.
                            Supplemental Order Form

[Broker/Custodian/Customer 1 Name]              [Order Number]
[Customer 2 Name/Addtl Info]                    [Original Shares]
[Address Line 1]                                [Paid By Check]
[Address Line 2]                                [Paid By Account]
[City, State [ZIP]]                             [Original Purchase]



Changes in the stock offering require that all persons who wish to purchase shares in the Pulaski Financial Corp. offering must return this form by the date specified below. If you desire to maintain or modify your existing order, you MUST complete, sign and return to Pulaski Financial Corp. in the envelope provided or at any branch of Pulaski Bank no later than 12:00 Noon, Central Time on _____ __, 1998. IF YOU DO NOT RETURN THIS FORM, YOUR ORIGINAL ORDER WILL
AUTOMATICALLY BE CANCELLED.   The minimum number of shares that may be purchased
is 25 and the maximum number of shares that may be purchased is 40,000 shares. The number of shares to be offered is based on a valuation that is subject to review prior to fulfilling any stock orders.

STOCK ELECTION  Please complete the section that describes your choice.

(1) [_] MAINTAIN ORIGINAL NUMBER OF SHARES ORDERED No change in number of shares ordered. (Go to Item #7)

(2) [_] DECREASE NUMBER OF SHARES Amount refunded will be based on a new number of shares which is less than the original number of shares at the $10.00 per share price. (Go to Item #5)

(3) [_] INCREASE NUMBER OF SHARES Amount owed will be based on a new number of shares which is greater than the original number of shares ordered at the $10.00 offering price. (Go to Item #5)

(4) [_] CANCEL ORDER Cancel order and refund payment with interest or release hold on deposit accounts. (Go to Item #7)

(5) RECALCULATION


    Original Number of Shares   _________ shares  Revised Number of Shares    ________ shares
    Price Per Share             $10.00            Price Per Share             $10.00
    Total Original Purchase (A) $_________        Total Revised Purchase (B)  $________


    If (A) is greater than (B), the amount to be refunded to you or account hold released is: $________ (Go to Item #7)

    If (B) is greater than (A), the additional amount you owe is: $________ (Go to Item #6)

(6) METHOD OF PAYMENT (FOR ADDITIONAL AMOUNT ONLY)
    Enclosed is a check, bank draft or money order payable to Pulaski Financial Corp. for $________

                                                                            ACCOUNT NUMBERS             AMOUNT(S)
    I authorize Pulaski Financial Corp. to make withdrawals from            -----------------------  --------------
    my Pulaski Bank account(s) shown below, and understand                  -----------------------  --------------
    that the amounts will not be otherwise available for withdrawal.        -----------------------  --------------
    (NOTE: LIST ONLY the ADDITIONAL AMOUNT you want withdrawn.)             TOTAL ADDITIONAL AMOUNT  --------------


(7) I (we) hereby authorize fulfillment of any requested changes in my (our) order. Further, I (we) certify that any change in our order does not conflict with the purchase limitations in the Plan of Conversion (as described in the Prospectus Supplement) and that any additional shares being subscribed for are for my (our) account only and that there is no present agreement or understanding regarding subsequent sale or transfer of such shares. IF NO SUPPLEMENTAL ORDER FORM IS RECEIVED PRIOR TO 12:00 NOON ON _____ __, 1998, SUCH PURCHASER WILL BE DEEMED TO HAVE CANCELLED THEIR ORDER.

    I (we) will take ownership of any additional shares in the form of ownership designated by me (us) at the time of my (our) original order. All signatures should appear exactly as on the original stock order form. The Supplemental Order Form should be signed by all persons who signed the original stock order form. If less than all signatories appear on this form, Pulaski Financial Corp. reserves the right to treat the election as valid, but is not obligated to do so. If separate order forms were submitted for stock to be registered in separate titles, then a separate Supplemental Order Form must be submitted for each order.

    I (we) acknowledge receipt of the Prospectus dated August 12, 1998 and the Prospectus Supplement dated _____ __, 1998.


--------------------------------------------------------------------------------------------------------------
-----------------------------------------    --------   -----------------------------------------     --------
SIGNATURE       (TITLE, IF APPLICABLE)          DATE    SIGNATURE       (TITLE, IF APPLICABLE)          DATE

--------------------------------------------------------------------------------------------------------------


    IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION CENTER AT
                (314) 878-5200 BETWEEN 9:00 A.M. AND 5:00 P.M.